As filed with the Securities and Exchange Commission on July 16, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Pacer Funds Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

16 Industrial Blvd, Suite 201
Paoli, Pennsylvania 19301
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Pacer US Export Leaders ETF	NYSE Arca, Inc.
Pacer CFRA-Stovall Global Seasonal Rotation ETF	NYSE Arca, Inc.
Pacer CFRA-Stovall Small Cap Seasonal Rotation ETF	NYSE Arca, Inc.
Pacer CFRA-Stovall Large Cap Seasonal Rotation ETF	NYSE Arca, Inc.
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-201530

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 3 and Post-Effective Amendment No. 30 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession Nos. 0000894189-15-002862 and 0000894189-18-003585) on June 10, 2015 and June 29, 2018, respectively, which are incorporated herein by reference.

The Trust currently consists of 13 separate series.  The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Pacer US Export Leaders ETF	47-3957486
Pacer CFRA-Stovall Global Seasonal Rotation ETF	83-0644441
Pacer CFRA-Stovall Small Cap Seasonal Rotation ETF	83-0705127
Pacer CFRA-Stovall Large Cap Seasonal Rotation ETF	83-0743688
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF	83-0757696

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust August 12, 2014 is incorporated herein by reference to Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession Number: 0000894189-15-000176).

B.
Registrant’s Declaration of Trust dated August 12, 2014 is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession No. 0000894189-15-000176).

C.
Registrant’s By-Laws dated August 12, 2014 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession No. 0000894189-15-000176).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacer Funds Trust

July 16, 2018

/s/ Joe M. Thomson
Joe M. Thomson President